                                                                   Exhibit 25(b)


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           ________________________

                                   FORM T-1

                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           _________________________
                         LASALLE NATIONAL TRUST, N.A.
              (Exact name of trustee as specified in its charter)

                                  36-3697893
                               (I.R.S. Employer
                              Identification No.)

             135 South LaSalle Street, Chicago, Illinois     60603
            (Address of principal executive offices)    (Zip Code)
                           _________________________
                              M. ROBERT K. QUINN
                   Senior Vice President and General Counsel
                           Telephone: (312) 904-2010
                           135 South LaSalle Street
                           Chicago, Illinois  60603
           (Name, address and telephone number of agent for service)
                             --------------------
                    HOUSEHOLD FINANCIAL CORPORATION LIMITED
              (Exact name of obligor as specified in its charter)

     Ontario, Canada                                           36-3121988
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

     100 Sheppard Avenue East
     Suite 1000
     North York, Ontario, Canada                              M2N 6N7

(Address of Principal Executive Offices)                 (Zip Code)

                           ________________________

                         HOUSEHOLD INTERNATIONAL, INC.
             (Exact name of Guarantor as specified in its charter)

Delaware                                                 36-3121988
(State or other jurisdiction or                          (I.R.S. employer
incorporation or organization)                           Identification no.)

2700 Sanders Road
Prospect Heights, IL                                     60070
(Address of Principal executive offices)                 (Zip Code)

                    Unconditionally Guaranteed Senior Notes
                      (Title of the indenture securities)

ITEM 1.   GENERAL INFORMATION

Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               1.  Comptroller of the Currency, Washington D.C.

               2. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

                   Yes.

ITEM 2.   AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                   Not Applicable

ITEM 3.   VOTING SECURITIES OF THE TRUSTEE.

Furnish the following information as to each class of voting securities of the trustee:

                   Not applicable

ITEM 4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

          (a)  Title of the securities outstanding under each other indenture.

                   $75,000,000 Household Financial Corporation Limited 6% Senior Notes Due 6/30/98

          (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

          We have performed our standard conflict of interest check. We have found that there are no defaults with the obligor.

          The bonds will be equally ranked with the 6% Senior Notes described in
          Item 4(a) hereto.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                   Not applicable

ITEM 6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
OFFICIALS.

Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                   Not applicable

ITEM 7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
OFFICIALS.

Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                   Not applicable

ITEM 8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                   Not applicable

ITEM 9.   SECURITIES OF THE UNDERWRITER OWNED OR HELD BY THE TRUSTEE.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                   Not applicable

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee
(1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                   Not applicable

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                   Not applicable

ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

If the obligor is indebted to the trustee, furnish the following information.

     Household International, Inc. And Household Financial Corporation Limited have letters of credit from ABN AMRO Bank totaling $265,000,000. ABN AMRO Bank is a related entity to the trustee.

ITEM 13. DEFAULTS BY THE OBLIGOR.

a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                   Not applicable

b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                   Not applicable

ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

If any underwriter is an affiliate of the trustee, describe each such affiliation.

                   Not applicable

ITEM 15.  FOREIGN TRUSTEE.

Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified.

                   Not applicable


ITEM 16.  LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of LaSalle National Trust, N.A. now in effect.

     (Incorporated by reference to Exhibit 1 to form T-1 filed with the Amendment Number 1 to Registration Statement Number 33-62842).

2.   A copy of the certificate of authority to commence business.

     (Incorporated by reference to Exhibit 2 to Form T-1 filed with Amendment Number 1 to Registration Statement Number 33-62842).

3. A copy of the authorization to exercise corporate trust powers (Incorporated by reference to Exhibit 1 to Form T-1 filed with the Amendment to Registration Statement Number 33-62842).

4. A copy of the existing By-Laws of LaSalle National Trust, N.A. (Incorporated by reference to Exhibit 4 to Form T-1 filed with amendment Number 1 to Registration Statement Number 33-62842).

5.   Not applicable.

6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.   Not applicable.

9.   Not applicable.



                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle National Trust, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 4th day of June 1996.

                                       LASALLE NATIONAL TRUST, N.A.


                                       By: /s/ Gregory P. Angelopoulos
                                           ---------------------------
                                             Gregory P. Angelopoulos
                                             Assistant Vice President

                                   EXHIBIT 6

LaSalle National Trust, N.A. hereby consents in accordance with the provisions of Section 321(b) of the Trust Indenture Act of 1939, that reports of examinations by Federal, State, Territorial and District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                       LASALLE NATIONAL TRUST, N.A.

                                       By: /s/ Gregory P. Angelopoulos
                                           ---------------------------
                                            Gregory P. Angelopoulos
                                            Assistant Vice President

                                   EXHIBIT 7

                         Latest Report of Condition of
                         Trustee published pursuant to
                         law or the requirement of its
                       surviving or examining authority.

                                Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                                Federal Deposit Insurance Corporation
                                OMB Number: 3064-0052
                                Office of the Comptroller of the Currency
                                OMB Number: 1557-0081
                                Expires March 31, 1999

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL
- --------------------------------------------------------------------------------
[LOGO]                          Please refer to page i,                     [1]
                                Table of Contents, for
                                the required disclosure
                                of estimated burden.

- --------------------------------------------------------------------------------
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC OFFICES
ONLY AND TOTAL ASSETS OF $100 MILLION OR MORE BUT LESS THAN $300 MILLION--
FFIEC 033
                                                     (960331)
REPORT AT THE CLOSE OF BUSINESS MARCH 31, 1996       --------
                                                    (RCRI 9999)

This report is required by law: 12 U.S.C. (S)324 (State member banks); 12 U.S.C.
(S)1817 (State nonmember banks); and 12 U.S.C. (S)161 (National banks).

This report form is to be filed by banks with domestic offices only. Banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities must file FFIEC 031.

- --------------------------------------------------------------------------------
NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, JoAnn Sannasardo Lilek, Controller
  ______________________________________________________________________________
  Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ JoAnn Sannasardo Lilek
________________________________________________________________________________
Signature of Officer Authorized to Sign Report

    4/25/96
________________________________________________________________________________
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ xxxxxxxxxxxxxxxx
________________________________________________________________________________
Director (Trustee)

/s/ xxxxxxxxxxxxxxxx
________________________________________________________________________________
Director (Trustee)

/s/ xxxxxxxxxxxxxxxx
________________________________________________________________________________
Director (Trustee)

________________________________________________________________________________
FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANKS: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

NATIONAL BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

________________________________________________________________________________

FDIC Certificate Number  3 2 9 6 2
                        (RCRI 9050)


Banks should affix the address label in this space.

 LaSalle National Trust, National Association
________________________________________________________________________________
Legal Title of Bank (TEXT 9010)

 135 South LaSalle Street
________________________________________________________________________________
City (TEXT 9130)

 Chicago, IL  60603
________________________________________________________________________________
State Abbrev. (TEXT 9200)                               ZIP Code (TEXT 9220)


 Board of Governors of the Federal Reserve System, Federal Deposit Insurance
            Corporation, Office of the Comptroller of the Currency.

LaSalle NationaL Trust N.A.   Call Date: 03/31/96   ST-BK: 171715    FFIEC 033
135 South LaSalle Street                                            Page RC- 1
Chicago, IL 60603             Vendor ID: D          CERT: 32962         9

Transit Number: 71000505

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                              C200
                                                                                          Dollar Amounts in Thousands
- ---------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):  RCON
                                                                              ----
    a. Noninterest-bearing balances and currency and coin (1)...............  0081.  .    13,411            1.a
    b. Interest-bearing balances (2)........................................  0071.  .         0            1.b
 2. Securities:
    a. Held-to-maturity securities (from ScheduLe RC-B, column A)...........  1754.  .     3,798            2.a
    b. AvailabLe-for-sale securities (from Schedule RC-B, column D).........  1773.  .       300            2.b
 3. Federal funds sold and securities purchased under agreements to resell:
    a. Federal funds sold...................................................  0276.  .    71,085            3.a
    b. Securities purchased under agreements to resell......................  0277.  .         0            3.b
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income        RCON
                                                       ----
       (from ScheduLe RC-C).........................   2122. .     0                  ..........            4.a
    b. LESS: Allowance for loan and lease losses....   3123. .     0                  ..........            4.b
    c. LESS: Allocated transfer risk reserve........   3128. .     0                  ..........            4.c
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c)..................  2125.  .         0            4.d
 5. Trading assets..........................................................  3545.  .         0            5.
 6. Premises and fixed assets (including capitalized leases)................  2145.  .     1,308            6.
 7. Other real estate owned (from Schedule RC-M)............................  2150.  .         0            7.
 8. Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)....................................................  2130.  .         0            8.
 9. Customers' liability to this bank on acceptances outstanding............  2155.  .         0            9.
10. Intangible assets (from Schedule RC-M)..................................  2143.  .         0            10.
11. Other assets (from Schedule RC-F).......................................  2160.  .     7,964            11.
12. Total assets (sum of items 1 through 11)................................  2170.  .    97,866            12.

- ----------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

LaSalle NationaL Trust N.A.   Call Date: 03/31/96   ST-BK: 171715    FFIEC 033
135 South LaSalle Street                                            Page RC- 2
Chicago, IL 60603             Vendor ID: D          CERT: 32962         10

Transit Number: 71000505

Schedule RC - Continued

                                                                                                              C200
                                                                                          Dollar Amounts in Thousands
- ---------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of                                  RCON
                                                                              ----
       columns A and C from Schedule RC-E)..................................  2200.  .         0            13.a
                                                              RCON
                                                              ----
       (1) Noninterest-bearing (1).........................   6631.  .     0         ...........            13.a.1
       (2) Interest-bearing................................   6636.  .     0         ...........            13.a.2

       b. In foreign offices, Edge and Agreement subsidiaries, and IBFs.....         ...........
          (1) Noninterest-bearing...........................................         ...........
          (2) Interest-bearing..............................................         ...........
14. Federal funds purchased and securities sold under agreements to repurchase:
    a. Federal funds purchased..............................................  0278.   .        0            14.a
    b. Securities sold under agreements to repurchase.......................  0279.   .        0            14.b
15. a. Demand notes issued to the U.S. Treasury.............................  2840.   .        0            15.a
    b. Trading liabilities..................................................  3548.   .        0            15.b
16. Other borrowed money:
    a. With a remaining maturity of one year or less........................  2332.   .    1,498            16.a
    b. With a remaining maturity of more than one year......................  2333.   .        0            16.b
17. Mortgage indebtedness and obligations under capitalized leases..........  2910.   .        0            17.
18. Bank's liability on acceptances executed and outstanding................  2920.   .        0            18.
19. Subordinated notes and debentures.......................................  3200.   .        0            19.
20. Other liabilities (from Schedule RC-G)..................................  2930.   .   78,528            20.
21. Total liabilities (sum of items 13 through 20)..........................  2948.   .   80,026            21.

22. Limited-life preferred stock and related surplus........................  3282.   .        0            22.

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...........................  3838.   .        0            23.
24. Common stock............................................................  3230.   .    5,000            24.
25. Surplus (exclude all surplus related to preferred stock)................  3839.   .    5,000            25.
26. a. Undivided profits and capital reserves...............................  3632.   .    7,840            26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities...........................................................  8434.   .        0            26.b
27. Cumulative foreign currency translation adjustments.....................          ..........
28. Total equity capital (sum of items 23 through 27).......................  3210.   .   17,840            28.
29. Total liabilities limited-life preferred stock, and equity capital
    (sum of items 21, 22, and 28)...........................................  3300.   .   97,866            29.

Memorandum

To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any
   date during 1995...................................  6724.  .     1     M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

- -------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.